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                                                                     EXHIBIT 4.4

                              CERTIFICATE OF TRUST
                                       OF
                                CHASE CAPITAL IX

     THIS Certificate of Trust of Chase Capital IX (the "Trust"), dated as of June 8, 1998, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del.C.
Section 3801, et seq.).

     1. Name. The name of the business trust formed hereby is Chase Capital IX.

     2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711.

     3. Effective Date. This Certificate of Trust shall be effective upon filing.

     IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first-above written.

                                          THE BANK OF NEW YORK (DELAWARE),
                                            as Delaware Trustee

                                          By: /s/ WALTER N. GITLIN

                                             -----------------------------------
                                             Name: Walter N. Gitlin
                                             Title: Authorized Signature

                                          DINA DUBLON, as Regular Trustee

                                          /s/ DINA DUBLON

                                          --------------------------------------
                                          Dina Dublon

                                          BRUCE A. SMITH, as Regular Trustee

                                          /s/ BRUCE A. SMITH

                                          --------------------------------------
                                          Bruce A. Smith